                                AMENDMENT NO. 2
                                      TO
                             ARCO CHEMICAL COMPANY
                      DEFERRAL PLAN FOR OUTSIDE DIRECTORS
                          --------------------------

     Pursuant to resolutions adopted by the Board of Directors on October 17, 1996, the following amendment is hereby made to the ARCO Chemical Deferral Plan for Outside Directors (the "Plan") effective as of January 1, 1997.

1.   Article I, Section 3.1 of the Plan is amended to read as follows:

     "3.1 Account means a separate bookkeeping account maintained by the Company for each Director and which measures and determines the amounts to be paid to the Director under the Plan for each component of Deferred Compensation. Separate subaccounts will be established for separate components of Deferred Compensation, as applicable, deferred by a Director."

2.   Article I, Section 3.9 of the Plan is amended to read as follows:

     "3.9 Deferral Commitment means a promise made by a Director to defer compensation pursuant to Article III for which a Participation Agreement has been submitted by the Director to the Company."

3.   Article I, Section 3.11 of the Plan is deleted and Sections 3.12 through
     3.29 are redesignated as Sections 3.11 through 3.28.

4.   Article II, Section 2 of the Plan is amended to read as follows:

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                                 EXHIBIT 10.2

      "Section 2. Basic Forms of Deferral

      2.1 A Participant may elect to defer the following forms of compensation in a Participation Agreement:


         (a) Board Retainer and Meeting Fees. Commencing with Board Retainer and Meeting Fees earned on and after October 1, 1990, a Participant may elect to defer such amounts earned during a Deferral Period, subject to any limitations, conditions or restrictions, such as minimum or maximum amounts that may be deferred, as are prescribed by the Administrative Committee in advance of the Deferral Period.

          (b) Committee Chairmanship and Meeting Fees. "Commencing with Committee Chairmanship and Meeting Fees earned on and after October 1, 1990, a Participant may elect to defer such amounts earned during a Deferral Period, subject to any limitations, conditions or restrictions, such as minimum or maximum amounts that may be deferred, as are prescribed by the Administrative Committee in advance of the Deferral Period."

5.    Article II, Section 4 of the Plan is amended to read as follows:

      "Section 4. Limitation on Deferral

      4.1 Deferral Commitments shall be subject to any limitations, including minimum amounts that may be deferred for the Deferral Period relating to a Deferral Commitment, as are established by the Administrative Committee in advance of the Deferral Period. Any minimum amounts shall be allocable among the forms of Deferred Compensation described in Article II, Section 2.1(a) and (b)."

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

6.    Article III, Section 1 of the Plan is amended to read as follows:

      "Section 1. Accounts

      1.1 For record-keeping purposes only, an Account shall be maintained for each Participant. Separate subaccounts shall be maintained for each form of Deferred Compensation of a Participant."

7.    Article III, Section 3 of the Plan is amended to read as follows:

      "Section 3. Interest Rate

      3.1 A Participant's Account shall be credited as of each Valuation Date during each Plan Year at the interest rate previously announced by the Company to be applicable for the Plan Year, compounded annually. Interest shall be credited as of each Valuation Date from the dates when deferred amounts are credited to Accounts based on the balance of each Account."

8.    Article IV, Section 1 of the Plan is amended to read as follows:

      "Section 1.  Plan Benefit

      1.1 If a Participant has a Termination of Service for any reason the Company shall pay a Plan benefit equal to the Participant's Account balance, as determined below:

           (a) A Participant's Account shall be credited with the rate of interest previously determined under Article III, Section 3.1, and communicated in advance of each Deferral Period, to be applicable for each Plan Year that the Account has been maintained.

           (b) The Interest Rates provided under Section 1.1(a) of this Article, shall be payable until the Participant's Account is distributed in full."





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9.   Article IV, Section 2, Paragraph 2.1 of the Plan is amended to read as follows:

     "2.1      Retirement Distributions shall be paid at the time and in the form of benefit elected by the Participant for the total Deferred Compensation, at the time of the Deferral Commitment establishing such deferral, on the Participation Agreement. A Participant's election shall be irrevocable, except as follows:

           (a) Once each Plan Year prior to a Plan Year previously designated by the Administrative Committee and communicated to Participants, at a time and on a form prescribed by the Administrative Committee, each Participant may change the time and/or form of the Retirement Distribution of the Total Deferred Compensation in the Participant's Account. Effective as of the Plan Year previously designated by the Administrative Committee under the preceding sentence, the election by the Participant on file on such date shall govern the time and form of the Retirement Distribution for all amounts in the Participant's Account, whether attributable to deferrals before or after such date.

           (b) A Participant may request, by application to the Administrative Committee, approval of a change of the prior election at any time prior to retirement or commencement of benefits, or in the case of installment payments, following commencement of payments, (i) without any reduction in, or imposition of any penalty on, the Participant's Account, provided that the Administrative Committee determines, upon application of the Participant, that the Participant has experienced a Financial Hardship justifying the request for a change of election; or (ii) the Administrative Committee, in its sole discretion, determines that it is appropriate to grant the Participant's request. Absent an election by the Participant of the form and/or commencement date of the Retirement Distribution, payment will be made in a lump sum immediately following the Participant's date of retirement."

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

10.   Article IV, Section 4 of the Plan is amended to read as follows:

      "Section 4. Survivor Benefits

      4.1 (a)  Death Prior to Termination of Service. If the Participant dies
               --------------------------------------
      prior to Termination of Service, the Survivor Benefit shall be paid to the Participant's Beneficiaries in a lump sum or in monthly installments, as elected by the Participant, and shall be the sum of the Participant's Account Balance plus one hundred percent (100%) of the Participant's unfulfilled Deferral Commitment, if any.

          (b) Death After Termination of Service. If the Participant dies after
              -----------------------------------
      Termination of Service, the Participant's Account balance, if any, shall be paid to the Participant's Beneficiary by continuation of the form of benefit which was payable to the Participant for the remaining payments which would have been made to the Participant if the Participant had lived, increased by the applicable Interest Rate credited on unpaid Account balances of deceased Participants during each year of the payment period to the Beneficiary."

11.   Article IV, Section 5 of the Plan is amended to read as follows:

      "Section 5.  In-Service Distributions

      5.1 A Participant may elect to receive an In-Service Distribution from the Participant's Account subject to the following restrictions:

           (a) Timing of Election. The election to take an In-Service Distribution from an Account must be made at the same time the Participant makes the annual Deferral Commitment.

           (b) Amount of Withdrawal. The amount which a Participant can elect to receive as an In-Service Distribution with respect to an Account shall be such

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

      portions of the Participant's Account balance, as prescribed by the Administrative Committee in advance of the Deferral Period. If a previously elected amount exceeds the Account balance when an In-Service Distribution is to be made, only the Account balance will be paid.

           (c) Timing and Form of In-Service Distribution. The In-Service Distribution shall commence at the time and in the form elected by the Participant on the Participation Agreement at the time of the Deferral Commitment; provided, however, that if the Participant terminates service, the In-Service Distribution election will be canceled and distribution will be made pursuant to Section 3 of this Article, and provided, further, that if the Participant commences retirement, the In-Service Distribution election will be canceled and distribution will be made pursuant to
      Section 2 of this Article."

12.   Sections 7 and 8 of Article IV of the Plan are amended to read as follows:

      "Section 7. Valuation and Settlement

             7.1 The date on which a lump sum is paid or the date on which installment payments commence shall be the "Settlement Date." The Settlement Date shall be no more than thirty (30) days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of retirement, other Termination of Service or death, unless the Participant elects to defer commencement of payments following retirement to a later date in the Participation Agreement. The Settlement Date for an In-Service Distribution or delayed payments following retirement shall be the month which the Participant elects for commencement of such payments in the election form for designation of form of payment. The amount of a lump sum and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month



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

        before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum or the initial amount of installment payments which will be made in the following January.

        Section 8.  Small Benefit

        8.1 Notwithstanding any election made by the Participant, the Administrative Committee, in its sole discretion, may pay any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which remains in the Account following a distribution for any reason, or which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than $2,000."

13.     Article V of the Plan is amendment to read as follows:

                                 "ARTICLE V
                        DESIGNATION OF BENEFICIARY

        Section 1.      Designation of Beneficiary

        1.1 Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive Participant's interest in Participant's Account upon the Participant's death. Such designation shall be made on a form prescribed by and delivered to the Administrative Committee. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.



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

     Section 2.  Failure to Designate Beneficiary

     2.1 If a Participant shall fail to designate a Beneficiary before the Participant's death, or if no designated Beneficiary survives the Participant, the Administrative Committee shall direct the Company to pay the balance in Participant's Account in a lump sum to the executor or administrator for Participant's estate."

Executed This 22nd day of November, 1996.

ATTEST:                                ARCO CHEMICAL COMPANY


BY: /s/ John G. Chou                    BY: /s/ Frank W. Welsh
    ------------------------              ---------------------------
                                           FRANK W. WELSH
                                           Vice President
                                           Human Resources

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